UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 14, 2012

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, Legg Mason, Inc. (the “Company”) entered into a separation agreement with Mark R. Fetting (the “Separation Agreement”) in connection with the previously-announced decision of Mr. Fetting to step down from his positions as Chief Executive Officer, President and Chairman of the Company.  In consideration of Mr. Fetting’s provision of consulting services to the Company through December 31, 2012, the execution of a general release of claims and compliance with the terms of the Separation Agreement including the restrictive covenants described below, Mr. Fetting will be entitled to the following benefits: (i) for so long as Mr. Fetting does not engage in a “Restricted Activity”, 111,548 unvested restricted shares held by Mr. Fetting will remain outstanding and eligible to vest in accordance with the time-vesting schedule that would be applicable to the restricted shares had Mr. Fetting continued to be employed by the Company; (ii) $2,000,000 payable in equal installments over the fifteen (15) month period following October 31, 2012, provided that Mr. Fetting shall cease to be entitled to receive such payments if he engages in a “Restricted Activity” within the twelve (12) month period following October 31, 2012; (iii) eighteen months of COBRA coverage at the Company’s expense for Mr. Fetting, his spouse and eligible dependents; and (iv) up to $25,000 worth of outplacement services to be provided by the Company’s designated provider.   All performance shares held by Mr. Fetting will be immediately forfeited without consideration as of October 1, 2012.  Under the Separation Agreement, “Restricted Activity” means (i) being employed by, or otherwise representing in any capacity other than as a non-employee director a financial services company that competes with the Company, or (ii) soliciting any of the Company’s clients to conduct business with any entity that engages in the same business as the Company.

Pursuant to the terms of the Separation Agreement, Mr. Fetting has agreed to refrain from: (i) disclosing or misusing confidential information of the Company at any time; (ii) soliciting clients or customers of the Company to reduce, terminate or otherwise alter their business relationship with the Company for a period ending 15 months from October 1, 2012; and (iii) raiding employees or independent contractors of the Company for a period ending 15 months from October 1, 2012.

The Company expects to incur approximately $4 million in charges in the quarter ended September 30, 2012 as a result of the matters covered by the Separation Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
Date: September 19, 2012		Title:	Vice President and General Counsel, Corporate

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